                                                                    Exhibit 10.1

          AMENDMENT NO. 1 TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

         Amendment No. 1 ("Amendment") dated September 19, 2006 to Amended and
Restated Employment Agreement effective as of August 10, 2004 (the "Employment
Agreement") by and between NuCO2 Inc. (the "Corporation") and Michael E.
DeDomenico (the "Executive").

         WHEREAS, the Corporation and the Executive are parties to the
Employment Agreement; and

         WHEREAS, the Corporation and the Executive wish to amend the Employment
Agreement to make certain modifications thereto;

         NOW, THEREFORE, for Ten Dollars ($10) and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each of the parties, the Corporation and the Executive hereby agree as follows:

         1.    Paragraph 1.5 of the Employment Agreement is hereby amended in its entirety to read as follows:

               "1.5 The term of the Executive's employment hereunder shall continue, except as otherwise provided herein, through June 30,
               2009."

         2.    The first sentence of Paragraph 2(a) of the Employment Agreement is hereby amended in its entirety to read as follows:

               "A base salary ("Base Salary") at the rate of $432,600 per annum or such greater rate as may from time to time be authorized by the Board, payable in accordance with the Corporation's regular payment schedule for its employees."

         3.    Paragraph 2(b) of the Employment Agreement immediately preceding subparagraph (i) thereof is hereby amended in its entirety to read as follows:

               "During the Term of this Agreement and subject to the provisions hereof, the Executive shall be entitled, at the end of each fiscal year of the Corporation (each June 30 during the Term of this Agreement), to an annual bonus based upon the relative performance of the Corporation and the Executive for the
               applicable fiscal year. The bonus may be comprised of options to purchase the Corporation's common stock, $.001 par value per share (the "Common Stock"), granted in accordance with the provisions of the Corporation's 2005 Executive Management Stock
               Option Plan and cash payments, the relative amounts of which will be determined by the Board as follows:"

         4.    The first paragraph of Paragraph 4.1(c) of the Employment
               Agreement is hereby amended in its entirety to read as follows:

                    "(c) at the option of the Corporation, upon thirty (30)
               days' prior written notice thereof to the Executive specifying the basis thereof, in the event that the Executive (i) engages in any criminal conduct constituting a felony and criminal charges are brought against the Executive by a governmental authority,
               (ii) knowingly and willfully fails or refuses to perform his duties and responsibilities in a manner consistent with his position and other officers of similar position in the

               Corporation to the reasonable satisfaction of the Board, or (iii)
               knowingly and willfully engage in activities which would
               constitute a material breach of any term of this Agreement, or any applicable policies, rules or regulations of the Corporation or result in a material injury to the business condition,
               financial or otherwise, results of operation or prospects of the
               Corporation, as determined in good faith by the Board ("Cause"), and such activity is not cured by the Executive within the thirty
               (30) day notice period provided to the Executive. For purposes of this Agreement, termination pursuant to this Paragraph 4.1(c)
               shall be deemed a termination "for cause"."

         5.    Paragraph 6.1(c) of the Employment Agreement is hereby amended in its entirety to read as follows:

               "(c) An amount equal to the greater of (i) two (2) times (y) the
               Executive's then current annual Base Salary and (z) the
               Executive's Target Cash Bonus for the then current year and (ii)
               one million four hundred seventy thousand eight hundred forty dollars ($1,470,840), to be paid within sixty (60) days of termination of employment."

         6.    Immediately following Paragraph 7.7 of the Agreement, a new
               Paragraph 7.8 is hereby added as follows:

               "7.8 SECTION 409A. It is the intention of the parties hereto that this Agreement comply strictly with the provisions of Section
               409A of the Internal Revenue Code of 1986, as amended, and
               Treasury Regulations and other Internal Revenue Service guidance
               (the "Section 409A Rules"). Accordingly, this Agreement,
               including, but not limited to, any provision relating to
               severance payments, Change in Control payments or the terms of any grants of stock options hereunder, including, but not limited to, the timing of payments, may be amended from time to time with the consent of the Executive as may be necessary or appropriate to comply with, and to avoid adverse tax consequences under the
               Section 409A Rules."

         7.    Except as herein provided, the Employment Agreement shall remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, the Corporation and the Executive have executed this Amendment as of the day and year first above written.

                                                   NUCO2 INC.

                                                   By: /s/ Daniel Raynor
                                                      --------------------------
                                                      Daniel Raynor, Director

                                                   /s/ Michael E. Dedomenico
                                                   -----------------------------
                                                   MICHAEL E. DEDOMENICO